Exhibit 5.1

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

May 7, 2020

OceanFirst Financial Corp.

975 Hooper Avenue

Toms River, NJ 08753

Re: OceanFirst Financial Corp.

       Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special United States counsel to OceanFirst Financial Corp., a Delaware corporation (the “Company”), in connection with the public offering of 2,200,000 depositary shares (the “Firm Shares”), each representing a 1/40th ownership interest in a share of the Company’s 7.00% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A, par value $0.01 per share and liquidation preference of $1,000 per share (the “Series A Preferred Stock”), and up to an additional 330,000 depositary shares (the “Option Shares”) of the Series A Preferred Stock at the Underwriters’ option to cover over-allotments. The Firm Shares and the Option Shares are collectively referred to herein as the “Depositary Shares.” The Series A Preferred Stock is to be deposited by the Company with Broadridge Corporation Issuer Solutions, Inc. (“Broadridge”), acting as depositary (in such capacity, the “Depositary”), registrar and transfer agent, pursuant to the Deposit Agreement, dated May 7, 2020 (the “Deposit Agreement”), by and among the Company, Broadridge, acting as Depositary, registrar and transfer agent, and the holders from time to time of depositary receipts issued under the Deposit Agreement to evidence the Depositary Shares.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”).

In rendering the opinions stated herein, we have examined and relied upon the following:

(i)    the registration statement on Form S-3 (File No. 333-237356) of the Company relating to the Depositary Shares, Series A Preferred Stock and other securities of the Company filed on March 24, 2020 with the Securities and Exchange Commission (the “Commission”) under the Securities Act allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including the information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement being hereinafter referred to as the “Registration Statement”);

(ii)    the prospectus, dated March 24, 2020 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement;

(iii)    the preliminary prospectus supplement, dated April 30, 2020 (together with the Base Prospectus, the “Preliminary Prospectus”), relating to the offering of the Depositary Shares, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

OceanFirst Financial Corp.

May 7, 2020

(iv)    the prospectus supplement, dated May 1, 2020 (together with the Base Prospectus, the “Prospectus”), relating to the offering of the Depositary Shares, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(v)    an executed copy of the Underwriting Agreement (the “Underwriting Agreement”), dated May 1, 2020, among the Company and Piper Sandler & Co. and Raymond James & Associates, Inc. (the “Underwriters”), relating to the sale by the Company to the Underwriters of the Depositary Shares;

(vi)    an executed copy of the Deposit Agreement;

(vii)    an executed certificate evidencing the Series A Preferred Stock registered in the name of Broadridge (the “Preferred Stock Certificate”);

(viii)    a copy of the Certificate of Designations (the “Certificate of Designations”), as filed with the Secretary of State of the State of Delaware on May 6, 2020, designating the Series A Preferred Stock and certified by such Secretary of State;

(ix)    an executed copy of a certificate of Steven J. Tsimbinos, Executive Vice President and Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”);

(x)    a copy of the Company’s Certificate of Incorporation, certified by the Secretary of State of the State of Delaware as of April 30, 2020, and certified pursuant to the Secretary’s Certificate (the “Certificate of Incorporation”);

(xi)    a copy of the Company’s Amended and Restated Bylaws, as amended and in effect as of the date hereof and certified pursuant to the Secretary’s Certificate (the “By-laws”); and

(xii)    a copy of certain resolutions of the Board of Directors of the Company, adopted on March 22, 2020 and certain resolutions of the Finance Committee thereof, adopted on May 1, 2020, certified pursuant to the Secretary’s Certificate.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below, including the facts and conclusions set forth in the Secretary’s Certificate and the factual representations and warranties contained in the Underwriting Agreement.

In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including the factual representations and warranties set forth in the Underwriting Agreement.

OceanFirst Financial Corp.

May 7, 2020

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the laws of the State of New York and (ii) the General Corporation Law of the State of Delaware (the “DGCL”) (all of the foregoing being referred to as “Opined on Law”).

As used herein, “Transaction Documents” means the Underwriting Agreement and the Deposit Agreement.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1.    The Series A Preferred Stock has been duly authorized by all requisite corporate action on the part of the Company under the DGCL and, when the Preferred Stock Certificate is duly executed and delivered against payment therefor in accordance with the terms of the Underwriting Agreement, the Series A Preferred Stock will be validly issued, fully paid and nonassessable.

2.    The Depositary Shares, when issued under the Deposit Agreement against deposit of the Series A Preferred Stock by the Company in accordance with the provisions of the Deposit Agreement and upon payment by the Underwriters in accordance with the Underwriting Agreement, will be duly and validly issued and entitle the registered holder thereof to the rights specified in such Series A Preferred Stock and in the Deposit Agreement.

The opinions stated herein are subject to the following qualifications:

(a)    we do not express any opinion with respect to the effect on the opinions stated herein of any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and the opinions stated herein are limited by such laws or governmental orders and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b)    except to the extent expressly stated in the opinions contained herein, we do not express any opinion with respect to the effect on the opinions stated herein of (i) the compliance or non-compliance of any party to the Transaction Documents with any laws, rules or regulations applicable to such party or (ii) the legal status or legal capacity of any party to the Transaction Documents;

(c)    we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Documents or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

OceanFirst Financial Corp.

May 7, 2020

(d)    we have assumed that the certificates evidencing the Series A Preferred Stock will be manually signed by one of the authorized officers of the transfer agent and registrar for the Series A Preferred Stock and registered by such transfer agent and registrar; and

(e)    we have assumed that the receipts evidencing the Depositary Shares will be manually signed by one of the authorized officers of the Depositary, transfer agent and registrar for the Depositary Shares and registered by such depositary, transfer agent and registrar.

In addition, in rendering the foregoing opinions we have assumed that at all applicable times:

(a)    neither the execution and delivery by the Company of the Transaction Documents nor the performance by the Company of its obligations thereunder, including the issuance and sale of the Depositary Shares contemplated thereby: (i) constitutes or will constitute a violation of, or a default under, any lease, indenture, agreement or other instrument to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (i) with respect to those agreements or instruments expressed to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement or the Company’s Annual Report on Form 10-K for the year ended December 31, 2019), (ii) contravenes or will contravene any order or decree of any governmental authority to which the Company or its property is subject, or (iii) violates or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in clause (iii) with respect to the Opined on Law); and

(b)    neither the execution and delivery by the Company of the Transaction Documents nor the performance by the Company of its obligations thereunder, including the issuance and sale of the Depositary Shares, required or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the Preliminary Prospectus and the Prospectus. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP